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                                  EXHIBIT 11.1

                 Statement re Computation of Earnings Per Share
                             (Amounts in thousands)
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                                                                                                     Three Months Ended
                                                                                                          March 31,
                                                                                                  ------------------------
                                                                                                   1996             1995
                                                                                                  -------          -------
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Primary:

Shares outstanding beginning of period                                                             22,880           19,130

Issuance of 5,131 shares on March 5, 1996                                                           1,466             --

Issuance of 3,750 shares on March 16, 1995                                                           --                667

Incremental shares attributable to:

     Warrants issued pursuant to August 1990 employment agreement                                     496              420

     Options granted pursuant to the Company's Stock Option Plans                                     312              261

     Warrants issued pursuant to a Senior Management Stock Warrant Plan                               519                3

Treasury Shares                                                                                      (190)             (26)
                                                                                                  =======          =======

                                                                                                   25,483           20,455
                                                                                                  =======          =======

Fully diluted:

Shares outstanding beginning of period                                                             22,880

Issuance of 5,131 shares March 5, 1996                                                              1,466

Incremental shares attributable to:

     Warrants issued pursuant to August 1990 employment agreement                                     498

     Options granted pursuant to the Company's Stock Option Plan                                      314

     Warrants issued pursuant to a Senior Management Stock Warrant Plan                               537

Treasury shares                                                                                      (190)

Conversion of 2,300 shares of Preferred Stock at $22.60 at a rate of 2.2123 common
     shares to 1 preferred share                                                                    5,088
                                                                                                  -------          -------


                                                                                                   30,593              N/A
                                                                                                  =======          =======

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